DEPARTMENT OF HEALTH AND HUMAN SERVICES

Food and Drug Administration
New Jersey District Office
Central Region
Waterview Corporate Center
10 Waterview Blvd. 3rd Floor
Parsippany, New Jersey 07054
Telephone: (973) 331-4900
FAX: (973) 331-4969

April 07, 2016

VIA UNITED PARCEL SERVICE

Mr. Daron G. Evans, President & CEO

Nephros, Inc.

41 Grand Avenue

River Edge, New Jersey 07661-1947

Dear Mr. Evans:

The Food and Drug Administration has completed an evaluation of your firm’s corrective actions in response to our Warning Letter (15-NWJ-05), dated May 27, 2015. Based on our evaluation, it appears that you have addressed the violation(s) contained in this Warning Letter. Future FDA inspections and regulatory activities will further assess the adequacy and sustainability of these corrections.

This letter does not relieve you or your firm from the responsibility of taking all necessary steps to assure sustained compliance with the Federal Food, Drug, and Cosmetic Act and its implementing regulations or with other relevant legal authority. The Agency expects you and your firm to maintain compliance and will continue to monitor your state of compliance. This letter will not preclude any future regulatory action should violations be observed during a subsequent inspection or through other means.

Sincerely,

/s/ Craig W. Swanson
Craig W. Swanson
Acting District Director
New Jersey District

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